Exhibit (h)1(a)(3)

AMENDMENT NO. 2

TO

PARTICIPATION AGREEMENT

This Amendment No. 2 (the “Amendment”) is made this 13th day of October, 2006 to the Participation Agreement (the “Agreement”), dated March 16, 1999, as amended by Amendment No. 1, dated August 7, 2000, by and among The Northwestern Mutual Life Insurance Company (the “Company”), Russell Investment Funds, formerly known as “Russell Insurance Funds,” (the “Investment Company”), and Russell Fund Distributors, Inc. (the “Underwriter”).

WHEREAS, the parties wish to amend the Agreement to include additional variable annuity contracts issued by the Company; and

WHEREAS, the parties wish to amend the Agreement to include additional variable life insurance polices issued by the Company out of a new separate account created by the Company;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Schedule A of the Agreement is hereby amended and restated in its entirety to read as follows:

“SCHEDULE A

ACCOUNTS

Name of Account	Date of Resolution of Company’s Board that Established the Account

NML Variable Annuity Account A	February 14, 1968
NML Variable Annuity Account B	February 14, 1968
NML Variable Annuity Account C	July 22, 1970
Northwestern Mutual Variable Life Account	November 23, 1983
Northwestern Mutual Variable Life Account II	March 22, 2006”

2. Section 1 of Schedule B of the Agreement is hereby amended and restated in its entirety to read as follows:

“SCHEDULE B

CONTRACTS

Contract Form Numbers:

Variable Life:
TT.CVUL (0107)	TT Series Custom Variable Universal Life
TT.EVUL (0107)	TT Series Executive Variable Universal Life
TT.SVUL (0107)	TT Series Survivorship Variable Universal Life
RR.VJL.(1298)	RR Series Variable Joint Life
RR.VEL.(0398)	RR Series Variable Executive Life
QQ.VCL	QQ Series Variable CompLife
MM 15	MM Series Variable Whole Life
MM 16	MM Series Variable Single Premium Life
MM 17	MM Series Variable Extraordinary Life

Individual Variable Annuity:
RR.V.C.NE.(1106)	RR Series Network Edition
RR.V.A.FB.(1106)	RR Series VA
RR.V.A.BK.(0805)	RR Series VA
RR.V.A.FR.(0805)	RR Series VA
RR.V.B.BK.(0805)	RR Series VA
RR.V.B.FR.(0805)	RR Series VA
RR.V.B.MSNST.(0805)	RR Series VA
RR.V.A.BK.(0704)	RR Series VA
RR.V.A.FR.(0704)	RR Series VA
RR.V.B.BK.(0704)	RR Series VA
RR.V.B.FR.(0704)	RR Series VA
RR.V.B.MSNST.(0704)	RR Series VA
RR.V.A.BK.(0803)	RR Series VA
RR.V.A.FR.(0803)	RR Series VA
RR.V.B.BK.(0803)	RR Series VA
RR.V.B.FR.(0803)	RR Series VA
RR.V.B.MSNST.(0803)	RR Series VA
RR.V.B.BK.(032000)	RR Series VA
RR.V.A.BK.(032000)	RR Series VA
RR.V.B.FR.(032000)	RR Series VA
RR.V.A.FR.(032000)	RR Series VA
RR.V.B.MSNST.(032000)	RR Series VA
QQV.ACCT.A; QQV.ACCT.B	QQ Series VAs
MM V lA; MM V 1B; MM V 1	MM Series VAs
LL V lA; LL V 1B; LL V 1	LL Series VAs
KK V 1A; KK V 1B; KK V 1	KK Series VAs
JJ V1A; JJ V 1B	JJ Series VAs

Group Variable Annuity:
NPV.1C	NN Series GPA
MP V 1 C	MM Series GPA
LL V 1C	LL Series GPA
KK V 1C	KK Series GPA
JJ V 1C	JJ Series GPA”

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first set forth above.

ATTEST:	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

/s/ MICHAEL J. MAZZA	By:	/s/ DONALD G. TYLER
Assistant Secretary		Donald G. Tyler
	Title:	Vice President, IPS Products &
New Business Development

ATTEST:	RUSSELL INVESTMENT FUNDS

/s/ MARY BETH RHODEN	By:	/s/ KARL J. EGE
Assistant Secretary	Title:	Secretary and General Counsel

ATTEST:	RUSSELL FUND DISTRIBUTORS, INC.

/s/ MARY BETH RHODEN	By:	/s/ GREGORY J. STARK
Assistant Secretary	Title:	President and CEO